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                   Registration No. 333-65597


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                        __________________

                         AMENDMENT NO. 2

                                TO

                             FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            Central Hudson Gas & Electric Corporation
        (Exact name of registrant as specified in charter)
    New York                           14-0555980
State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)         Identification Number)

                         284 South Avenue
                Poughkeepsie, New York 12601-4879
                          (914) 452-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             JOHN E. MACK III, Chairman of the Board
                         284 South Avenue
                Poughkeepsie, New York 12601-4879
                          (914) 486-5239
                                or
              WILLIAM P. REILLY, Assistant Secretary
                    One Chase Manhattan Plaza
                  New York, New York 10005-1401
                          (212) 344-5680

 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                 Copies of all communications to:
                       DAVID P. FALCK, ESQ.
               Winthrop, Stimson, Putnam & Roberts
                      One Battery Park Plaza
                  New York, New York 10004-1490
                     (Counsel for the Agents)
                          (212) 858-1438

  Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, when warranted by market conditions and other factors. ____________
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] __________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          AMENDMENT FILED IN ACCORDANCE WITH RULE 473(a)

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                            SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to said registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poughkeepsie, and State of New York, on the 16th day of December, 1998.


              Central Hudson Gas & Electric Corporation
                             (Registrant)


              By              (SGD.) Paul J. Ganci

                             (Paul J. Ganci,
                 President and Chief Executive Officer)


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.


    Signatures and Titles                   Date


  (SGD.) Paul J. Ganci                      December 16, 1998
PAUL J. GANCI, President and
 Chief Executive Officer
(Principal Executive Officer)
 and Director

STEVEN V. LANT, Chief Financial Officer,
  Treasurer and Secretary (Principal Financial Officer);
  DONNA S.  DOYLE, Controller (Principal Accounting Officer);
  JACK EFFRON, FRANCES D. FERGUSSON, HEINZ K.
  FRIDRICH, EDWARD F.X. GALLAGHER, CHARLES LAFORGE,
  JOHN E. MACK III and EDWARD P. SWYER, Directors



By   (SGD.) Paul J. Ganci                   December 16, 1998
  (Paul J. Ganci, Attorney-in-Fact)

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  The purpose of filing this Amendment No. 2 is to supply an updated Exhibit 5 to Amendment No. 1, which was inadvertently omitted from Amendment No. 1, as filed.

                        INDEX TO EXHIBITS
Exhibit Number
(Regulation S-K
Item 601 Designation)   Exhibit


    *    (1)       -    Form of Distribution Agreement.

         (4)       -    Instruments defining the rights of security holders:

         *     (i)1-  Indenture, dated as of April 1, 1992, between
                        Registrant and U.S. Bank Trust National
                        Association (formerly known as First Trust of New York, National Association) (as successor trustee to Morgan Guaranty Trust Company of New York), as Trustee, dated as of April 1, 1992 (previously filed with the Company's Current Report on Form 8-K, dated May 27, 1992, as Exhibit(4)(ii)29).

         *     (i)2-  Form of Officers' Certificate, establishing the Notes, with form of Note attached.

  ***(5)    - Opinion of counsel re legality.

         * (12)-  Statement showing the Computation of the Ratios
                    of Earnings to Fixed Charges.

     (23)     -    Consents of experts and counsel.

         (a)                 -Consent of PricewaterhouseCoopers LLP.

     *(b)               -Consent of Gould & Wilkie (contained in
                         their opinion, a copy of which is filed as Exhibit (5)).

    *(24)     -  Power of attorney for each officer and director signing the Registration Statement.

    *(24.1) -  Certified copy of resolutions of the Board of Directors authorizing execution of the Registration Statement.

    *(25)     -  Statement of Eligibility and Qualification of Form T-1
                 of U.S. Bank Trust National Association, as trustee under the Indenture, dated as of April 1, 1992, between Registrant and U.S. Bank Trust National Association
                 (formerly known as First Trust of New York, National
                 Association) (as successor trustee to Morgan Guaranty
                 Trust Company of New York), as Trustee.

  *      Previously filed.
  **     Incorporated herein by reference.
  ***    Filed herewith.
                                                 EXHIBIT (5)






              December 15, 1998




Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

Dear Sirs:

  Referring to your Registration Statement on Form S-3, as amended (said Registration Statement, as amended, is hereinafter called the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), pursuant to Rules 415 and 429 promulgated thereunder, covering the proposed issuance and sale by you of up to $110,000,000 aggregate principal amount of Debt Securities (the "Debt Securities"), in one or more series, to be issued under an Indenture (the "Indenture"), dated as of April 1, 1992, by and between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor to Morgan Guaranty Trust Company of New York), as Trustee (the "Trustee"), in amounts, at prices and on terms to be determined at the time or times of sale, as contemplated in the Registration Statement:

  The Company was incorporated and organized under our supervision. We have acted as counsel for the Company since its incorporation on December 31, 1926.

  We have advised the Company with regard to the execution and filing of its Certificate of Consolidation (Certificate of Incorporation) and all certificates amendatory thereof.

  We have advised the Company in the preparation of the Registration Statement.

  With respect to those Debt Securities which are to be issued at any one time (the "Offered Debt Securities"), and on the basis of the foregoing, and our examination and consideration of such other legal and factual matters as we have deemed appropriate, we are of the following legal opinion:

  Upon -

  (a) favorable action having been taken, at a meeting or meetings of the Company's Board of Directors or a duly authorized committee of the Board of Directors, to approve and authorize the terms and conditions, and issuance and sale of the Offered Debt Securities, the issuance and sale of such Offered Debt Securities under the Indenture, and any other action necessary to the consummation of the proposed issuance and sale of the Offered Debt Securities, including the execution and delivery of a distribution agreement with respect to the Offered Debt Securities in substantially the form of the distribution agreement contained in the Registration Statement as Exhibit (1);

  (b) confirmation by us that the applicable authorizations of the Public Service Commission of the State of New
         York for the issuance and sale of the Offered Debt
         Securities, set forth in (i) its Order in Case No. 96-M-0408, issued and effective December 4, 1996 or (ii) its Order in Case No. 96-E-0909, issued and effective February 19, 1998, as modified by its Order in Case No. 96-E-0909, issued and effective
         June 30, 1998, continue to be in full force and effect, and that all conditions precedent to such issuance and sale in the applicable Order or Orders have been satisfied;

  (c)    the establishment of the terms of the Offered Debt
         Securities and the form or forms thereof by an instrument or instruments pursuant to and as provided for in the Indenture;

  (d)    the Registration Statement becoming effective;

  (e)    a distribution agreement with respect to the Offered
         Debt Securities as aforesaid having been duly executed and delivered by the parties thereto; and

  (f) the Offered Debt Securities having been authenticated by the Trustee and issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement or supplements relating to the Offered Debt Securities filed pursuant to Rule 424 under the Act, and in accordance with (i) the provisions of the Indenture, and (ii) the aforementioned resolutions of the Company's Board of Directors or duly authorized committee of the Board of Directors;

the Debt Securities will be the valid, legal and binding obligations of the Company.

  We hereby consent that this opinion be filed as an Exhibit to the Registration Statement, and we further consent to the use of our name as experts in connection with the statements in the Prospectus included in the Registration Statement as to matters of law and legal conclusions under the captions "The Company" and "Description of the Debt Securities" and the reference to us under the caption "Legal Opinions and Experts" in said Prospectus.

                   Very truly yours,



                   Gould & Wilkie
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